Exhibit 10.5

FIRST AMENDMENT TO GUARANTY

THIS FIRST AMENDMENT TO GUARANTY (this “Amendment”) is made and entered into effective as of August 14, 2020, between COREY R. MAPLE (the “Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as lender (the “Lender”).

W I T N E S S E T H:

WHEREAS, LF3 SOUTHAVEN, LLC, a Delaware limited liability company and LF3 SOUTHAVEN TRS, LLC, a Delaware limited liability company (collectively, “Borrower”) and Lender are parties to that certain Loan Agreement dated as of February 21, 2020, as affected by that certain Forbearance Agreement (the “Forbearance Agreement”) entered into as of April 22, 2020 to be effective as of May 1, 2020, and as amended by that certain First Amendment to Loan Agreement dated as of even date herewith (the “First Amendment”) (as may be or as may have been further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”);

WHEREAS, the Guarantor executed a Guaranty dated as of February 21, 2020 (the “Guaranty”), to secure the liabilities and obligations of the Borrower under the Loan Agreement;

WHEREAS, the Borrower is obligated to pay, on a monthly basis, an annual guaranty fee to the Guarantor equal to 1.00% of the principal amount of the obligations secured by the Guaranty (the “Guarantor Fees”); and

WHEREAS, in connection with the First Amendment, the Guarantor and the Lender have agreed to amend certain terms of the Guaranty as set forth herein to reflect the subordination of the Guarantor Fees to the Obligations and certain restrictions with respect to the payment of the Guarantor Fees.

NOW, THEREFORE, for and in consideration of the above premises, Ten Dollars in hand paid and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Guarantor and the Lender hereby agree as follows:

1.            Capitalized Terms. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.            Addition of Section 25 to the Guaranty.  The Guaranty is hereby modified and amended effective as of the date hereof by adding the following as a new Section 25 at the end of such Guaranty:

“25.        Subordination of Guaranty Fee.  Guarantor agrees and confirms that all Guarantor Fees and all of its rights and interests therein are and at all times will be subject and subordinate to the Loan Agreement and other Loan Documents and to the prior payment and satisfaction in full of the Obligations.  Guarantor acknowledges and agrees that Borrower may not pay, and Guarantor may not receive, any cash Guaranty Fees until the Financial Covenants Benchmark is satisfied.  Guarantor further acknowledges and agrees that, from and after the satisfaction of the Financial Covenants Benchmark, Borrower may not pay, and Guarantor may not receive, any cash Guaranty Fees if (i) any Default or Event of Default shall have occurred and be continuing or would occur as a result thereof or (ii) the Borrower is not in compliance with the financial covenants contained in Section 4.16(a) and (b) of the Loan Agreement on a pro forma basis for the most recently ended Fiscal Quarter after giving effect thereto.  If Guarantor receives payment of any fees or other sums in violation of the immediately preceding two (2) sentences, Guarantor shall immediately pay, deliver and assign over to the Lender any such payments for application first to sums then due under the Loan Agreement and then to such other sums as are owing under the Loan Documents in such order and manner as the Lender deems appropriate (and while held by Guarantor, all such payments so received shall be held in trust by Guarantor for the benefit of the Lender).”

3.            No Other Amendments.  Except as expressly modified and amended hereby, the Guaranty shall be and remain in full force and effect and unchanged and is hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment, waiver or modification of any right, power or remedy of the Lender under the Guaranty, nor constitute an amendment, waiver or modification of any other provisions of the Guaranty.  This Amendment shall constitute a Loan Document for all purposes.

4.            Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES.

5.            Counterparts and Headings.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Receipt by the Lender of a copy of an executed signature page hereof by facsimile or other electronic means of transmission (including “pdf”) shall constitute receipt by the Lender of an executed counterpart of this Amendment.  The headings of this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration interpreting, this Amendment.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Guarantor and the Lender party hereto have caused this Amendment to be executed as of the day and year first above written.

/
GUARANTOR:

/s/ Corey R. Maple
COREY R. MAPLE

[Signature Page to First Amendment to Guaranty]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Darcy McLaren
Name:	Darcy McLaren
Title:	Director

[Signature Page to First Amendment to Guaranty]